Exhibit 99.1

Investor Contact:	Kenneth R. Bowling	Media Contact:	Teresa A. Huffman
	Chief Financial Officer		Chief Human Resources Officer
	336-881-5630		336-889-5161

CULP ANNOUNCES RESULTS FOR FOURTH QUARTER AND FISCAL 2023, ENDS YEAR

WITH QUARTERLY SALES AND OPERATING IMPROVEMENT AND HIGHER CASH POSITION

HIGH POINT, N.C. (June 28, 2023) ─ Culp, Inc. (NYSE: CULP) (together with its consolidated subsidiaries, “CULP”) today reported financial and operating results for the fourth quarter and fiscal year ended April 30, 2023.

Fiscal 2023 Fourth Quarter Financial Summary

▪
Net sales for the fourth quarter of fiscal 2023 were $61.4 million, up 7.9 percent compared with the prior-year period, with mattress fabrics sales up 3.1 percent and upholstery fabrics sales up 13.1 percent. Sequentially, net sales were up 17.0 percent compared with the third quarter of fiscal 2023, with mattress fabrics sales up 24.3 percent and upholstery fabrics sales up 10.4 percent.
▪
Loss from operations for the quarter was $(4.0) million, as compared with loss from operations of $(5.4) million for the prior-year period and loss from operations of $(7.8) million for the third quarter of fiscal 2023 (which included $711,000 in restructuring expense).
▪
Net loss was $(4.7) million, or $(0.38) per diluted share, compared with a net loss of $(6.0) million, or $(0.49) per diluted share, for the prior-year period. The effective tax rate for the fourth quarter was negative (20.6) percent, reflecting the company’s mix of taxable income between its U.S. and foreign jurisdictions during the period.
▪
The company maintained a solid balance sheet, with total cash of $21.0 million and no outstanding borrowings as of April 30, 2023, up sequentially from total cash of $16.7 million as of the end of the third quarter.

Fiscal 2023 Full Year Financial Summary

▪
Net sales for fiscal 2023 were $234.9 million, down 20.3 percent from the prior year, with mattress fabrics sales down 27.1 percent and upholstery fabrics sales down 13.1 percent.
▪
Loss from operations for fiscal 2023 was $(28.5) million, compared with income from operations of $678,000 for the prior year.
▪
The loss from operations for fiscal 2023 includes approximately $9.9 million relating to certain inventory impairment charges, losses from inventory close out sales, inventory markdowns, and restructuring expense and related charges during the period.
▪
Net loss was $(31.5) million, or $(2.57) per diluted share, compared with net loss of $(3.2) million, or $(0.26) per diluted share, for the prior year. The effective tax rate for fiscal 2023 was negative (11.0) percent, reflecting the company’s mix of taxable income between its U.S. and foreign jurisdictions during the period.
▪
Cash flow from operations and free cash flow were $7.8 million and $6.9 million, respectively, for fiscal 2023, compared with cash flow from operations and free cash flow of negative $(17.4) million and negative $(24.3) million, respectively, for the prior fiscal year. (See reconciliation table at the back of this press release.)

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CULP Announces Results for Fourth Quarter and Fiscal 2023, Ends Year with Quarterly Sales and Operating Improvement and Higher Cash Position

June 28, 2023

Financial Outlook

▪
CULP achieved sequential and year-over-year improvement in its operating results for the fourth quarter of fiscal 2023 and remains well-positioned for the long term, especially with the transformation strategy underway in its mattress fabrics division. However, current macro conditions affecting consumer spending and demand trends are likely to continue for some period.
▪
Due to the continued volatility in the macro environment, the company is providing only limited financial guidance for the first quarter of fiscal 2024. The company’s consolidated net sales for the first quarter are expected to be slightly lower compared to the first quarter of fiscal 2023, due mostly to current softness in the residential home furnishings industry, as well as some slowing of demand and the timing of additional new program launches in the mattress fabrics segment. Despite the sales pressure, the company expects a consolidated operating loss (loss from operations) for the first quarter of fiscal 2024 that is in the range of $(3.5) to $(4.0) million, a solid improvement compared to the $(4.7) million operating loss for the prior-year period.
▪
The company’s expectations are based on information available at the time of this press release and reflect certain assumptions by management regarding the company’s business and trends and the projected impact of the ongoing headwinds.

Commenting on the results, Iv Culp, president and chief executive officer of Culp, Inc., said, “Our sales and operating results for the fourth quarter were better than expected, with solid improvement despite ongoing demand softness in the domestic mattress and residential home furnishings industries. The strong sequential improvement in our mattress fabrics segment was driven primarily by the roll out of new customer programs during the period, which were priced in line with current costs and are expected to grow this segment's market position in fiscal 2024. The mattress fabrics business also began to benefit from some improvement in operational efficiencies and cost reduction initiatives across our locations. For the upholstery fabrics segment, demand remained solid in our hospitality/contract business, and our residential fabrics business improved due to a seasonal pick up following third-quarter shutdowns for the Chinese New Year holiday, as well as a non-recurring payment relating to newly negotiated terms with a customer.

"We are especially pleased with our continued focus on cash generation and working capital management, including inventory reductions, throughout the quarter. We ended the year with a higher cash position than the prior year, with $21.0 million in cash and no outstanding borrowings. We also generated cash flow from operations of $7.8 million and free cash flow of $6.9 million for fiscal 2023, a significant improvement compared to the prior fiscal year.

"We continue to diligently manage the aspects of our business we can control, taking necessary steps to withstand current market challenges and position our business for renewed growth. In our mattress fabrics segment, we are executing on our comprehensive business transformation plan, laying the foundation for steady, sequential improvement in this business with new leadership and a restructured management team. While the pace of this improvement could be affected by recovery in the overall macroeconomic environment, we believe we are gaining market share with new program rollouts, and we are optimistic about additional program launches expected during calendar 2023. In our upholstery fabrics segment, the residential home furnishings industry remains under pressure due to shifting consumer spending trends and inflation affecting overall consumer spending. However, for fiscal 2024, we expect to benefit from improved inventory management, a solid hospitality/contract fabric business, improvement in our Read Window business, and a rationalized cut and sew platform.

"Fiscal 2023 was a difficult year, but we navigated the challenges and maintained our balance sheet strength. Our strong balance sheet allows us to focus on investing in our global manufacturing platform and growing profitable sales. We are especially thankful for the hard work and perseverance of our associates around the world in executing our product-driven strategy and meeting the needs of our customers this year. While we expect demand softness in the mattress and residential home furnishings industries will continue, our market position is strong, and we are diligently focused on achieving sustainable improvement and returning to profitability in fiscal 2024. We are well positioned for the long term, and our innovative product offerings, creative designs, and global manufacturing and sourcing platform will support us into the future, especially when market conditions improve,” added Culp.

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CULP Announces Results for Fourth Quarter and Fiscal 2023, Ends Year with Quarterly Sales and Operating Improvement and Higher Cash Position

June 28, 2023

Segment Update

Mattress Fabrics Segment (“CHF”) Summary

▪
Sales for this segment were $30.7 million for the fourth quarter, up 3.1 percent compared with sales of $29.8 million in the fourth quarter of fiscal 2022. Sequentially, sales were up 24.3 percent compared with sales of $24.7 million for the third quarter of fiscal 2023. This sequential improvement was driven primarily by the roll out of new customer programs, despite a difficult industry demand environment during the quarter.

▪
Operating performance for the fourth quarter, as compared both sequentially and to the prior-year period, was positively affected by higher sales, as well as some improvement in operating efficiencies, a favorable product mix, and lower costs resulting from the restructuring and rationalization of CHF's cut and sew mattress cover platform in North Carolina initiated during the second quarter.

▪
For fiscal 2023, sales were $111.0 million, down 27.1 percent compared with sales of $152.2 million for fiscal 2022. This decrease reflects a slowdown in consumer demand in the domestic mattress industry during the period, with industry reports reflecting significant unit contraction.

▪
For the full year, operating performance was affected by lower sales volumes, as well as operating inefficiencies driven by lower sales volumes; labor challenges resulting in increased employee training costs and operating inefficiencies; certain impairment charges, inventory markdowns, and losses from inventory close out sales; and higher raw material costs.

Upholstery Fabrics Segment (“CUF”) Summary

▪
Sales for this segment were $30.7 million for the fourth quarter, up 13.1 percent compared with sales of $27.2 million in the fourth quarter of fiscal 2022, which was adversely affected by COVID-related shutdowns in China during the quarter. Sequentially, sales were up 10.4 percent compared with sales of $27.8 million for the third quarter of fiscal 2023.

▪
Sales for CUF’s residential fabric business improved sequentially, as compared to the third quarter, due to a seasonal pick up in demand following shutdowns for the Chinese New Year holiday, which fell entirely within the third quarter this year. Sales were also positively affected by receipt of a non-recurring payment relating to newly negotiated terms with a customer.

▪
Demand remained solid for CUF’s hospitality/contract business during the fourth quarter, with sales for this business accounting for approximately 32 percent of CUF's total sales.

▪
Operating performance for the fourth quarter, as compared both sequentially and to the prior-year period, was positively affected by higher sales, including the non-recurring payment mentioned above, as well a favorable product mix, lower inventory markdowns, and lower overhead costs resulting from the restructuring of CUF's cut and sew platforms during earlier periods. These factors were partially offset by higher incentive compensation expense during the period due to CUF's significant contribution to the company's free cash flow for fiscal 2023.

▪
For fiscal 2023, sales were $123.9 million, down 13.1 percent compared with sales of $142.7 million for fiscal 2022. This decrease primarily reflects reduced demand in CUF's residential business during fiscal 2023, driven by high customer inventory levels and a slowdown in new retail business for the residential home furnishings industry, partially offset by higher sales in CUF's hospitality/contract fabric business.

▪
For the full year, operating performance was affected primarily by lower residential sales, as well as higher than normal inventory markdowns and operating inefficiencies in CUF's Read Window Products business. These pressures were partially offset by a significantly more favorable foreign exchange rate associated with CUF's operations in China, as well as lower overhead costs resulting from the restructuring of CUF's cut and sew platforms during earlier periods.

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CULP Announces Results for Fourth Quarter and Fiscal 2023, Ends Year with Quarterly Sales and Operating Improvement and Higher Cash Position

June 28, 2023

Balance Sheet and Cash Flow

▪
As of April 30, 2023, the company reported $21.0 million in total cash and no outstanding debt. This compares with $14.6 million in total cash and no outstanding debt as of the end of fiscal 2022.

▪
Cash flow from operations and free cash flow were $7.8 million and $6.9 million, respectively, for fiscal 2023, compared with cash flow from operations and free cash flow of negative $(17.4) million and negative $(24.3) million, respectively, for fiscal 2022. (See reconciliation table at the back of this press release.)

▪
The company’s cash flow from operations and free cash flow during fiscal 2023 were favorably affected by working capital management, namely reductions in inventory. Importantly, since the end of the third quarter of fiscal 2022, inventory reduction has contributed approximately $21.1 million to the company's cash position.

▪
Capital expenditures for fiscal 2023 were $2.1 million compared with $5.7 million for fiscal 2022. The company continues to manage capital investments, focusing on projects that will increase efficiencies and improve quality.

▪
As of the end of fiscal 2023, the company had approximately $47.8 million in liquidity, consisting of $21.0 million in total cash and approximately $26.8 million in borrowing availability under the company's domestic credit facility.

Dividends and Share Repurchases

To preserve liquidity and support future growth opportunities, the company’s Board of Directors suspended the company’s quarterly cash dividend on its common stock in June of 2022.

The company did not repurchase any shares during fiscal 2023, leaving approximately $3.2 million available under the current share repurchase program as of April 30, 2023. Despite the current share repurchase authorization, the company does not expect to repurchase any shares during the first quarter of fiscal 2024.

Conference Call

Culp, Inc. will hold a conference call to discuss financial results for the fourth quarter and fiscal 2023 year on June 29, 2023, at 11:00 a.m. Eastern Time. A live webcast of this call can be accessed on the “Upcoming Events” section on the investor relations page of the company’s website, www.culp.com. A replay of the webcast will be available for 30 days under the “Past Events” section on the investor relations page of the company’s website, beginning at 2:00 p.m. Eastern Time on June 29, 2023.

About the Company

Culp, Inc. is one of the world’s largest marketers of mattress fabrics for bedding and upholstery fabrics for residential and commercial furniture. The company markets a variety of fabrics to its global customer base of leading bedding and furniture companies, including fabrics produced at Culp’s manufacturing facilities and fabrics sourced through other suppliers. Culp has manufacturing and sourcing capabilities located in the United States, Canada, China, Haiti, Turkey, and Vietnam.

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties that may cause actual events and results to differ materially from such statements. Further, forward looking statements are intended to speak only as of the date on which they are made, and we disclaim any duty to update such statements to reflect any changes in management’s expectations or any change in the assumptions or circumstances on which such statements are based, whether due to new information, future events, or otherwise. Forward-looking

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CULP Announces Results for Fourth Quarter and Fiscal 2023, Ends Year with Quarterly Sales and Operating Improvement and Higher Cash Position

June 28, 2023

statements are statements that include projections, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “anticipate,” “estimate,” “intend,” “plan,” “project,” and their derivatives, and include but are not limited to statements about expectations, projections, or trends for our future operations, strategic initiatives and plans, production levels, new product launches, sales, profit margins, profitability, operating income, capital expenditures, working capital levels, cost savings, income taxes, SG&A or other expenses, pre-tax income, earnings, cash flow, and other performance or liquidity measures, as well as any statements regarding dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, potential acquisitions, future economic or industry trends, public health epidemics, or future developments. There can be no assurance that we will realize these expectations or meet our guidance, or that these beliefs will prove correct.

Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on our business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect us adversely. The future performance of our business depends in part on our success in conducting and finalizing acquisition negotiations and integrating acquired businesses into our existing operations. Changes in consumer tastes or preferences toward products not produced by us could erode demand for our products. Changes in tariffs or trade policy, including changes in U.S. trade enforcement priorities, or changes in the value of the U.S. dollar versus other currencies, could affect our financial results because a significant portion of our operations are located outside the United States. Strengthening of the U.S. dollar against other currencies could make our products less competitive on the basis of price in markets outside the United States, and strengthening of currencies in Canada and China can have a negative impact on our sales of products produced in those places. Also, economic or political instability in international areas could affect our operations or sources of goods in those areas, as well as demand for our products in international markets. The impact of public health epidemics on employees, customers, suppliers, and the global economy, such as the global coronavirus pandemic currently affecting countries around the world, could also adversely affect our operations and financial performance. In addition, the impact of potential asset impairments, including impairments of property, plant, and equipment, inventory, or intangible assets, as well as the impact of valuation allowances applied against our net deferred income tax assets, could affect our financial results. Increases in freight costs, labor costs, and raw material prices, including increases in market prices for petrochemical products, can also significantly affect the prices we pay for shipping, labor, and raw materials, respectively, and in turn, increase our operating costs and decrease our profitability. Finally, disruption in our customers’ supply chains for non-fabric components may cause declines in new orders and/or delayed shipping of existing orders while our customers wait for other components, which could adversely affect our financial results. Further information about these factors, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, is included in Item 1A “Risk Factors” in our most recent Form 10-K and Form 10-Q reports filed with the Securities and Exchange Commission. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial results.

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CULP Announces Results for Fourth Quarter and Fiscal 2023, Ends Year with Quarterly Sales and Operating Improvement and Higher Cash Position

June 28, 2023

CULP, INC.

CONSOLIDATED STATEMENTS OF NET LOSS

FOR THREE MONTHS ENDED APRIL 30, 2023, AND MAY 1, 2022

Unaudited

(Amounts in Thousands, Except for Per Share Data)

	THREE MONTHS ENDED
	Amount			Percent of Sales
	(3)
	April 30,	May 1,	% Over	April 30,	May 1,
	2023	2022	(Under)	2023	2022
Net sales	$61,426	$56,940	7.9%	100.0%	100.0%
Cost of sales	(54,538)	(53,183)	2.5%	88.8%	93.4%
Gross profit	6,888	3,757	83.3%	11.2%	6.6%
Selling, general and administrative expenses	(10,845)	(9,140)	18.7%	17.7%	16.1%
Restructuring expense (2) (3)	(70)	—	100.0%	0.1%	—
Loss from operations	(4,027)	(5,383)	(25.2)%	(6.6)%	(9.5)%
Interest expense	—	(17)	(100.0)%	—	(0.0)%
Interest income	239	26	819.2%	0.4%	0.0%
Other expense	(95)	(396)	(76.0)%	(0.2)%	0.7%
Loss before income taxes	(3,883)	(5,770)	(32.7)%	(6.3)%	(10.1)%
Income tax expense (1)	(798)	(253)	215.4%	(20.6)%	(4.4)%
Net loss	$(4,681)	$(6,023)	(22.3)%	(7.6)%	(10.6)%

Net loss per share - basic	$(0.38)	$(0.49)	(22.9)%
Net loss per share - diluted	$(0.38)	$(0.49)	(22.9)%
Average shares outstanding-basic	12,316	12,222	0.8%
Average shares outstanding-diluted	12,316	12,222	0.8%

Notes

(1) Percent of sales column for income tax expense is calculated as a % of loss before income taxes.

(2) Restructuring expense of $70,000 for the three-months ending April 30, 2023, represents employee termination benefits of $39,000 and other associated costs of $31,000 that related to the consolidation of certain leased facilities located in Ouanaminthe, Haiti.

(3) See page 13 for our Reconciliation of Selected Income Statement Information to Adjusted Results for the three-months ending April 30, 2023.

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CULP Announces Results for Fourth Quarter and Fiscal 2023, Ends Year with Quarterly Sales and Operating Improvement and Higher Cash Position

June 28, 2023

CULP, INC.

CONSOLIDATED STATEMENTS OF NET LOSS

FOR TWELVE MONTHS ENDED APRIL 30, 2023, AND MAY 1, 2022

Unaudited

(Amounts in Thousands, Except for Per Share Data)

	TWELVE MONTHS ENDED
	Amount			Percent of Sales
	(4)
	April 30,	May 1,	% Over	April 30,	May 1,
	2023	2022	(Under)	2023	2022
Net sales	$234,934	$294,839	(20.3)%	100.0%	100.0%
Cost of sales (2)	(224,038)	(258,746)	(13.4)%	95.4%	87.8%
Gross profit	10,896	36,093	(69.8)%	4.6%	12.2%
Selling, general and administrative expenses	(37,978)	(35,415)	7.2%	16.2%	12.0%
Restructuring expense (3) (4)	(1,396)	—	100.0%	0.6%	—
(Loss) income from operations	(28,478)	678	N.M.	(12.1)%	0.2%
Interest expense	—	(17)	(100.0)%	—	(0.0)%
Interest income	531	373	42.4%	0.2%	0.1%
Other expense	(443)	(1,359)	(67.4)%	0.2%	0.5%
Loss before income taxes	(28,390)	(325)	N.M.	(12.1)%	(0.1)%
Income tax expense (1)	(3,130)	(2,886)	8.5%	(11.0)%	(888.0)%
Net loss	$(31,520)	$(3,211)	N.M.	(13.4)%	(1.1)%

Net loss per share - basic	$(2.57)	$(0.26)	N.M.
Net loss per share - diluted	$(2.57)	$(0.26)	N..M
Average shares outstanding-basic	12,283	12,242	0.3%
Average shares outstanding-diluted	12,283	12,242	0.3%

Notes

(1) Percent of sales column for income tax expense is calculated as a % of loss before income taxes.

(2) Cost of sales for the twelve-months ending April 30, 2023, includes restructuring related charges totaling $98,000 which pertained to a loss on disposal and markdowns of inventory related to the exit of our cut and sew upholstery fabrics operation located in Shanghai, China that occurred during the second quarter of fiscal 2023.

(3) Restructuring expense of $1.4 million for the twelve-months ending April 30, 2023, relates to both our restructuring activities for our cut and sew upholstery fabrics operations located in Shanghai, China, which occurred during the second quarter of fiscal 2023, and located in Ouanaminthe, Haiti, which occurred during the third and fourth quarters of fiscal 2023. Restructuring expense represents employee termination benefits of $507,000, lease termination costs of $481,000, impairment losses totaling $357,000 that relate to leasehold improvements and equipment, and $51,000 for other associated costs.

(4) See page 14 for our Reconciliation of Selected Income Statement Information to Adjusted Results for the twelve-months ending April 30, 2023.

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CULP Announces Results for Fourth Quarter and Fiscal 2023, Ends Year with Quarterly Sales and Operating Improvement and Higher Cash Position

June 28, 2023

CONSOLIDATED BALANCE SHEETS

APRIL 30 2023 AND MAY 1, 2022

Unaudited

(Amounts in Thousands)

	Amounts
	(Condensed)	(Condensed)
	April 30,	* May 1,	Increase (Decrease)
	2023	2022	Dollars	Percent
Current assets
Cash and cash equivalents	$20,964	14,550	6,414	44.1%
Short-term investments - Rabbi Trust	1,404	—	1,404	100.0%
Accounts receivable	24,778	22,226	2,552	11.5%
Inventories	45,080	66,557	(21,477)	(32.3)%
Note receivable	219	—	219	100.0%
Current income taxes receivable	—	857	(857)	(100.0)%
Other current assets	3,071	2,986	85	2.8%
Total current assets	95,516	107,176	(11,660)	(10.9)%
Property, plant & equipment, net	36,111	41,702	(5,591)	(13.4)%
Right of use assets	8,191	15,577	(7,386)	(47.4)%
Intangible assets	2,252	2,628	(376)	(14.3)%
Long-term investments - Rabbi Trust	7,067	9,357	(2,290)	(24.5)%
Note receivable	1,726	—	1,726	100.0%
Deferred income taxes	480	528	(48)	(9.1)%
Other assets	840	595	245	41.2%
Total assets	$152,183	177,563	(25,380)	(14.3)%
Current liabilities
Accounts payable - trade	$29,442	20,099	9,343	46.5%
Accounts payable - capital expenditures	56	473	(417)	(88.2)%
Operating lease liability - current	2,640	3,219	(579)	(18.0)%
Deferred compensation	1,404	—	1,404	100.0%
Deferred revenue	1,192	520	672	129.2%
Accrued expenses	8,533	7,832	701	9.0%
Income taxes payable - current	753	413	340	82.3%
Total current liabilities	44,020	32,556	11,464	35.2%
Operating lease liability - long-term	3,612	7,062	(3,450)	(48.9)%
Income taxes payable - long-term	2,675	3,097	(422)	(13.6)%
Deferred income taxes	5,954	6,004	(50)	(0.8)%
Deferred compensation	6,842	9,343	(2,501)	(26.8)%
Total liabilities	63,103	58,062	5,041	8.7%
Shareholders' equity	89,080	119,501	(30,421)	(25.5)%
Total liabilities and shareholders' equity	$152,183	177,563	(25,380)	(14.3)%
Shares outstanding	12,327	12,229	98	0.8%

* Derived from audited financial statements.

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CULP Announces Results for Fourth Quarter and Fiscal 2023, Ends Year with Quarterly Sales and Operating Improvement and Higher Cash Position

June 28, 2023

CULP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE TWELVE MONTHS ENDED APRIL 30, 2023, AND MAY 1, 2022

Unaudited

(Amounts in Thousands)

	TWELVE MONTHS ENDED
	Amounts
	April 30,	May 1,
	2023	2022
Cash flows from operating activities:
Net loss	$(31,520)	$(3,211)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	6,845	6,994
Non-cash inventory charges (2) (3)	5,819	1,927
Amortization	438	559
Stock-based compensation	1,145	1,133
Deferred income taxes	(2)	691
Realized loss from the sale of investments	—	450
Gain on sale of equipment	(314)	—
Non-cash restructuring expense	791	—
Foreign currency exchange (gain) loss	(537)	16
Changes in assets and liabilities:
Accounts receivable	(2,642)	15,416
Inventories	15,370	(12,714)
Other current assets	(297)	946
Other assets	86	(1,386)
Accounts payable	10,274	(22,131)
Deferred revenue	672	(20)
Accrued expenses and deferred compensation	853	(5,204)
Income taxes	823	(907)
Net cash provided by (used in) operating activities	7,804	(17,441)
Cash flows from investing activities:
Capital expenditures	(2,108)	(5,695)
Proceeds from the sale of equipment	468	—
Proceeds from note receivable	15	—
Proceeds from the sale and maturity of investments (Held to Maturity)	—	13,486
Purchase of investments (Held to Maturity)	—	(9,751)
Purchase of short-term investments (Available for Sale)	—	(4,391)
Proceeds from the sale of short-term investments (Available for Sale)	—	9,879
Proceeds from the sale of long-term investments (rabbi trust)	2,058	56
Purchase of long-term investments (rabbi trust)	(1,185)	(1,088)
Net cash (used in) provided by investing activities	(752)	2,496
Cash flows from financing activities:
Payments associated with lines of credit	—	(9,000)
Proceeds associated with lines of credit	—	9,000
Dividends paid	—	(5,511)
Common stock repurchased	—	(1,752)
Common stock surrendered for withholding taxes payable	(33)	(50)
Payments of debt issuance costs	(403)	(110)
Net cash used in financing activities	(436)	(7,423)
Effect of exchange rate changes on cash and cash equivalents	(202)	(91)
Increase (decrease) in cash and cash equivalents	6,414	(22,459)
Cash and cash equivalents at beginning of year	14,550	37,009
Cash and cash equivalents at end of year	$20,964	$14,550
Free Cash Flow (1)	$6,850	$(24,259)

(1) See next page for Reconciliation of Free Cash Flow for the twelve-month periods ending April 30, 2023, and May 1, 2022, respectively.

(2) The non-cash inventory charge of $5.8 million for the twelve-months ending April 30, 2023, represents a $2.9 million impairment charge associated with our mattress fabrics segment, $2.8 million related to markdowns of inventory estimated based on our policy for aged inventory, and $98,000 for the loss on disposal and markdowns of inventory related to the exit of our cut and sew upholstery fabrics operation located in Shanghai, China.

(3) The non-cash inventory charge of $1.9 million for the twelve-months ending May 1, 2022, represents markdowns of inventory estimated based on our policy for aged inventory.

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CULP Announces Results for Fourth Quarter and Fiscal 2023, Ends Year with Quarterly Sales and Operating Improvement and Higher Cash Position

June 28, 2023

Reconciliation of Free Cash Flow:

	FY 2023	FY 2022
A) Net cash provided by (used in) operating activities	$7,804	$(17,441)
B) Minus: Capital Expenditures	(2,108)	(5,695)
C) Plus: Proceeds from the sale of equipment	468	—
D) Plus: Proceeds from note receivable	15	—
E) Plus: Proceeds from the sale of long-term investments (rabbi trust)	2,058	56
F) Minus: Purchase of long-term investments (rabbi trust)	(1,185)	(1,088)
G) Effects of exchange rate changes on cash and cash equivalents	(202)	(91)
Free Cash Flow	$6,850	$(24,259)

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CULP Announces Results for Fourth Quarter and Fiscal 2023, Ends Year with Quarterly Sales and Operating Improvement and Higher Cash Position

June 28, 2023

CULP, INC.

STATEMENTS OF OPERATIONS BY SEGMENT

FOR THE THREE MONTHS ENDED APRIL 30, 2023, AND MAY 1, 2022

Unaudited

(Amounts in Thousands)

	THREE MONTHS ENDED
	Amounts			Percent of Total Sales
	April 30,	May 1,	% Over	April 30,	May 1,
Net Sales by Segment	2023	2022	(Under)	2023	2022
Mattress Fabrics	$30,696	$29,779	3.1%	50.0%	52.3%
Upholstery Fabrics	30,730	27,161	13.1%	50.0%	47.7%
Net Sales	$61,426	$56,940	7.9%	100.0%	100.0%

Gross Profit				Gross Margin
Mattress Fabrics	$591	$355	66.5%	1.9%	1.2%
Upholstery Fabrics	6,297	3,402	85.1%	20.5%	12.5%
Gross Profit	$6,888	$3,757	83.3%	11.2%	6.6%

Selling, General and Administrative Expenses by Segment				Percent of Sales
Mattress Fabrics	$3,121	$3,255	(4.1)%	10.2%	10.9%
Upholstery Fabrics	4,686	3,519	33.2%	15.2%	13.0%
Unallocated Corporate expenses	3,038	2,366	28.4%	4.9%	4.2%
Selling, General and Administrative Expenses	$10,845	$9,140	18.7%	17.7%	16.1%

(Loss) Income from Operations by Segment				Operating Margin
Mattress Fabrics	$(2,530)	$(2,901)	(12.8)%	(8.2)%	(9.7)%
Upholstery Fabrics	1,611	(116)	N.M.	5.2%	(0.4)%
Unallocated corporate expenses	(3,038)	(2,366)	28.4%	(4.9)%	(4.2)%
Total Segment Loss from Operations	(3,957)	(5,383)	(26.5)%	(6.4)%	(9.5)%
Restructuring Expense (1)	(70)	—	100.0%	(0.1)%	—
Loss from Operations	$(4,027)	$(5,383)	(25.2)%	(6.6)%	(9.5)%

Depreciation Expense by Segment
Mattress Fabrics	$1,426	$1,587	(10.1)%
Upholstery Fabrics	193	204	(5.4)%
Depreciation Expense	$1,619	$1,791	(9.6)%

Notes

(1) See page 13 for our Reconciliation of Selected Income Statement Information to Adjusted Results for the three-months ending April 30, 2023.

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CULP Announces Results for Fourth Quarter and Fiscal 2023, Ends Year with Quarterly Sales and Operating Improvement and Higher Cash Position

June 28, 2023

CULP, INC.

STATEMENTS OF OPERATIONS BY SEGMENT

FOR THE TWELVE MONTHS ENDED APRIL 30, 2023, AND MAY 1, 2022

Unaudited

(Amounts in Thousands)

	TWELVE MONTHS ENDED
	Amounts			Percent of Total Sales
	April 30,	May 1,	% Over	April 30,	May 1,
Net Sales by Segment	2023	2022	(Under)	2023	2022
Mattress Fabrics	$110,995	$152,159	(27.1)%	47.2%	51.6%
Upholstery Fabrics	123,939	142,680	(13.1)%	52.8%	48.4%
Net Sales	$234,934	$294,839	(20.3)%	100.0%	100.0%
Gross (Loss) Profit				Gross Profit Margin
Mattress Fabrics	$(6,739)	$16,458	(140.9)%	(6.1)%	10.8%
Upholstery Fabrics	17,733	19,635	(9.7)%	14.3%	13.8%
Total Segment Gross Profit	10,994	36,093	(69.5)%	4.7%	12.2%
Restructuring Related Charge (3)	(98)	—	100.0%	(0.0)%	—
Gross Profit	$10,896	$36,093	(69.8)%	4.6%	12.2%
Selling, General and Administrative Expenses by Segment				Percent of Sales
Mattress Fabrics	$11,942	$12,246	(2.5)%	10.8%	8.0%
Upholstery Fabrics	15,739	14,009	12.3%	12.7%	9.8%
Unallocated Corporate expenses	10,297	9,160	12.4%	4.4%	3.1%
Selling, General and Administrative Expenses	$37,978	$35,415	7.2%	16.2%	12.0%
(Loss) Income from Operations by Segment				Operating Margin
Mattress Fabrics	$(18,681)	$4,212	N.M.	(16.8)%	2.8%
Upholstery Fabrics	1,994	5,626	(64.6)%	1.6%	3.9%
Unallocated corporate expenses	(10,297)	(9,160)	12.4%	(4.4)%	(3.1)%
Total Segment (Loss) Income from Operations	(26,984)	678	N.M.	(11.5)%	0.2%
Restructuring Expense (3)	(1,396)	—	100.0%	(0.6)%	—
Restructuring Related Charge (3)	(98)	—	100.0%	(0.0)%	—
(Loss) Income from Operations	$(28,478)	678	N.M.	(12.1)%	0.2%
Return on Capital (1)
Mattress Fabrics	(25.8)%	5.3%	N.M.
Upholstery Fabrics	11.2%	29.7%	(62.3)%
Unallocated Corporate	N.M.	N.M.	N.M.
Consolidated	(28.7)%	0.7%	N.M.
Capital Employed (1) (2)
Mattress Fabrics	$64,107	$84,040	(23.7)%
Upholstery Fabrics	9,489	25,209	(62.4)%
Unallocated Corporate	3,197	3,817	(16.2)%
Consolidated	$76,793	$113,066	(32.1)%
Depreciation Expense by Segment
Mattress Fabrics	$6,050	$6,200	(2.4)%
Upholstery Fabrics	795	794	0.1%
Depreciation Expense	$6,845	$6,994	(2.1)%

Notes

(1) See return on capital pages at the back of this presentation.

(2) The capital employed balances are as of April 30, 2023, and May 1, 2022, respectively.

(3) See page 14 for our Reconciliation of Selected Income Statement Information to Adjusted Results for the twelve-months ending April 30, 2023.

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CULP Announces Results for Fourth Quarter and Fiscal 2023, Ends Year with Quarterly Sales and Operating Improvement and Higher Cash Position

June 28, 2023

CULP, INC.

RECONCILIATION OF SELECTED INCOME STATEMENT INFORMATION TO ADJUSTED RESULTS

FOR THREE MONTHS ENDED APRIL 30, 2023

Unaudited

(Amounts in Thousands)

	As Reported		April 30, 2023
	April 30,		Adjusted
	2023	Adjustments	Results
Net sales	$61,426	—	$61,426
Cost of sales	(54,538)	—	(54,538)
Gross profit	6,888	—	6,888
Selling, general and administrative expenses	(10,845)	—	(10,845)
Restructuring expense (1)	(70)	70	—
Loss from operations	$(4,027)	70	$(3,957)

Notes

(1) Restructuring expense of $70,000 for the three-months ending April 30, 2023, represents employee termination benefits of $39,000 and other associated costs of $31,000 that related to the consolidation of certain leased facilities located in Ouanaminthe, Haiti.

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CULP Announces Results for Fourth Quarter and Fiscal 2023, Ends Year with Quarterly Sales and Operating Improvement and Higher Cash Position

June 28, 2023

CULP, INC.

RECONCILIATION OF SELECTED INCOME STATEMENT INFORMATION TO ADJUSTED RESULTS

FOR TWELVE MONTHS ENDED APRIL 30, 2023

Unaudited

(Amounts in Thousands)

	As Reported		April 30, 2023
	April 30,		Adjusted
	2023	Adjustments	Results
Net sales	$234,934	—	$234,934
Cost of sales (1)	(224,038)	98	(223,940)
Gross profit	10,896	98	10,994
Selling, general and administrative expenses	(37,978)	—	(37,978)
Restructuring expense (2)	(1,396)	1,396	—
Loss from operations	$(28,478)	1,494	$(26,984)

Notes

(1) Cost of sales for the twelve-months ending April 30, 2023, includes restructuring related charges totaling $98,000 which pertained to a loss on disposal and markdowns of inventory related to the exit of our cut and sew upholstery fabrics operation located in Shanghai, China that occurred during the second quarter of fiscal 2023.

(2) Restructuring expense of $1.4 million for the twelve-months ending April 30, 2023, relates to both our restructuring activities for our cut and sew upholstery fabrics operations located in Shanghai, China, which occurred during the second quarter of fiscal 2023, and located in Ouanaminthe, Haiti, which occurred during the third and fourth quarters of fiscal 2023. Restructuring expense represents employee termination benefits of $507,000, lease termination costs of $481,000, impairment losses totaling $357,000 that relate to leasehold improvements and equipment, and $51,000 for other associated costs.

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CULP Announces Results for Fourth Quarter and Fiscal 2023, Ends Year with Quarterly Sales and Operating Improvement and Higher Cash Position

June 28, 2023

CULP, INC.

CONSOLIDATED STATEMENTS OF ADJUSTED EBITDA

FOR THE TWELVE MONTHS ENDED APRIL 30, 2023, AND MAY 1, 2022

Unaudited

(Amounts in Thousands)

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Trailing 12 Months
	July 31,	October 30,	January 29,	April 30,	April 30,
	2022	2022	2023	2023	2023
Net loss (1)	$(5,698)	$(12,173)	$(8,968)	$(4,681)	$(31,520)
Income tax expense	896	1,150	286	798	3,130
Interest income, net	(17)	(79)	(196)	(239)	(531)
Depreciation expense	1,768	1,719	1,739	1,619	6,845
Restructuring expense	—	615	711	70	1,396
Restructuring related charge	—	98	—	—	98
Amortization expense	105	109	109	115	438
Stock based compensation	252	313	322	258	1,145
Adjusted EBITDA (1)	$(2,694)	$(8,248)	$(5,997)	$(2,060)	$(18,999)

% Net Sales	(4.3)%	(14.1)%	(11.4)%	(3.4)%	(8.1)%

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Trailing 12 Months
	August 1,	October 31,	January 30,	May 1,	May 1,
	2021	2021	2022	2022	2022
Net income (loss)	$2,250	$851	$(289)	$(6,023)	$(3,211)
Income tax expense	905	444	1,284	253	2,886
Interest income, net	(74)	(59)	(214)	(9)	(356)
Depreciation expense	1,726	1,745	1,732	1,791	6,994
Amortization expense	121	146	150	142	559
Stock based compensation	274	435	171	253	1,133
Adjusted EBITDA	$5,202	$3,562	$2,834	$(3,593)	$8,005

% Net Sales	6.3%	4.8%	3.5%	(6.3)%	2.7%

% Over (Under)	(151.8)%	(331.6)%	(311.6)%	(42.7)%	(337.3)%

(1) Net loss and adjusted EBITDA for the quarter ended October 30, 2022, and the twelve month period ended April 30, 2023, includes a non-cash charge totaling $5.2 million, which represents a $2.9 million impairment charge associated with our mattress fabrics segment and $2.3 million related to markdowns of inventory estimated based on our policy for aged inventory.

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CULP Announces Results for Fourth Quarter and Fiscal 2023, Ends Year with Quarterly Sales and Operating Improvement and Higher Cash Position

June 28, 2023

CULP, INC.

RETURN ON CAPITAL EMPLOYED BY SEGMENT

FOR THE TWELVE MONTHS ENDED APRIL 30, 2023

Unaudited

(Amounts in Thousands)

	Adjusted Operating (Loss) Income
	Twelve Months Ended	Average Capital	Return on Avg. Capital
	April 30, 2023	Employed (2)	Employed (1)
Mattress Fabrics	$(18,681)	$72,282	(25.8)%
Upholstery Fabrics	1,994	17,853	11.2%
Unallocated Corporate	(10,297)	3,808	N.M.
Total	$(26,984)	$93,943	(28.7)%

Average Capital Employed	As of the three Months Ended April 30, 2023				As of the three Months Ended January 29, 2023				As of the three Months Ended October 30, 2022
	Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total
Total assets (3)	$75,494	39,127	37,562	152,183	$75,393	39,817	35,388	150,598	$78,366	44,934	38,330	161,630
Total liabilities	(11,387)	(29,638)	(22,078)	(63,103)	(9,511)	(24,367)	(23,216)	(57,094)	(9,895)	(26,108)	(23,519)	(59,522)
Subtotal	$64,107	$9,489	$15,484	$89,080	$65,882	$15,450	$12,172	$93,504	$68,471	$18,826	$14,811	$102,108
Cash and cash equivalents	—	—	(20,964)	(20,964)	—	—	(16,725)	(16,725)	—	—	(19,137)	(19,137)
Short-term investments - Rabbi Trust	—	—	(1,404)	(1,404)	—	—	(2,420)	(2,420)	—	—	(2,237)	(2,237)
Current income taxes receivable	—	—	—	—	—	—	(238)	(238)	—	—	(510)	(510)
Long-term investments - Rabbi Trust	—	—	(7,067)	(7,067)	—	—	(7,725)	(7,725)	—	—	(7,526)	(7,526)
Deferred income taxes - non-current	—	—	(480)	(480)	—	—	(463)	(463)	—	—	(493)	(493)
Deferred compensation - current	—	—	1,404	1,404	—	—	2,420	2,420	—	—	2,237	2,237
Accrued restructuring	—	—	—	—	—	—	—	—	—	—	33	33
Income taxes payable - current	—	—	753	753	—	—	467	467	—	—	969	969
Income taxes payable - long-term	—	—	2,675	2,675	—	—	2,648	2,648	—	—	2,629	2,629
Deferred income taxes - non-current	—	—	5,954	5,954	—	—	6,089	6,089	—	—	5,700	5,700
Deferred compensation non-current	—	—	6,842	6,842	—	—	7,590	7,590	—	—	7,486	7,486
Total Capital Employed	$64,107	$9,489	$3,197	$76,793	$65,882	$15,450	$3,815	$85,147	$68,471	$18,826	$3,962	$91,259

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CULP Announces Results for Fourth Quarter and Fiscal 2023, Ends Year with Quarterly Sales and Operating Improvement and Higher Cash Position

June 28, 2023

CULP, INC.

RETURN ON CAPITAL EMPLOYED BY SEGMENT - CONTINUED

FOR THE TWELVE MONTHS ENDED APRIL 30, 2023

Unaudited

(Amounts in Thousands)

	As of the three Months Ended July 31, 2022				As of the three Months Ended May 1, 2022
	Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total
Total assets (3)	$90,842	51,053	38,595	180,490	$92,609	51,124	33,830	177,563
Total liabilities	(11,934)	(30,762)	(23,799)	(66,495)	(8,569)	(25,915)	(23,578)	(58,062)
Subtotal	$78,908	$20,291	$14,796	$113,995	$84,040	$25,209	$10,252	$119,501
Cash and cash equivalents	—	—	(18,874)	(18,874)	—	—	(14,550)	(14,550)
Current income taxes receivable	—	—	(798)	(798)	—	—	(857)	(857)
Long-term investments - Rabbi Trust	—	—	(9,567)	(9,567)	—	—	(9,357)	(9,357)
Deferred income taxes - non-current	—	—	(546)	(546)	—	—	(528)	(528)
Income taxes payable - current	—	—	587	587	—	—	413	413
Income taxes payable - long-term	—	—	3,118	3,118	—	—	3,097	3,097
Deferred income taxes - non-current	—	—	6,007	6,007	—	—	6,004	6,004
Deferred compensation	—	—	9,528	9,528	—	—	9,343	9,343
Total Capital Employed	$78,908	$20,291	$4,251	$103,450	$84,040	$25,209	$3,817	$113,066

	Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total
Average Capital Employed (2)	$72,282	$17,853	$3,808	$93,943

Notes

(1) Return on average capital employed represents the twelve months operating (loss) income as of April 30, 2023, divided by average capital employed. Average capital employed does not include cash and cash equivalents, short-term and long-term investments – Rabbi Trust, accrued restructuring, income taxes receivable and payable, noncurrent deferred income tax assets and liabilities, and current and non-current deferred compensation.

(2) Average capital employed was computed using the five quarterly periods ending April 30, 2023, January 29, 2023, October 30, 2022, July 31, 2022, and May 1, 2022.

(3) Intangible assets are included in unallocated corporate for all periods presented and therefore, have no effect on capital employed and return on capital employed for our mattress fabrics and upholstery fabrics segments.

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CULP Announces Results for Fourth Quarter and Fiscal 2023, Ends Year with Quarterly Sales and Operating Improvement and Higher Cash Position

June 28, 2023

CULP INC.

RETURN ON CAPITAL EMPLOYED BY SEGMENT

FOR THE TWELVE MONTHS ENDED MAY 1, 2022

Unaudited

(Amounts in Thousands)

	Adjusted Operating Income (Loss)
	Twelve Months Ended	Average Capital	Return on Avg. Capital
	May 1, 2022	Employed (2)	Employed (1)
Mattress Fabrics	$4,212	$80,088	5.3%
Upholstery Fabrics	5,626	18,911	29.7%
Unallocated Corporate	(9,160)	2,682	N.M.
Total	$678	$101,681	0.7%

Average Capital Employed	As of the three Months Ended May 1, 2022				As of the three Months Ended January 30, 2022				As of the three Months Ended October 31, 2021
	Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total
Total assets (3)	$92,609	51,124	33,830	177,563	$103,370	67,272	40,925	211,567	$97,390	55,862	56,073	209,325
Total liabilities	(8,569)	(25,915)	(23,578)	(58,062)	(16,540)	(45,596)	(22,697)	(84,833)	(18,818)	(38,560)	(23,493)	(80,871)
Subtotal	$84,040	$25,209	$10,252	$119,501	$86,830	$21,676	$18,228	$126,734	$78,572	$17,302	$32,580	$128,454
Cash and cash equivalents	—	—	(14,550)	(14,550)	—	—	(11,780)	(11,780)	—	—	(16,956)	(16,956)
Short-term investments - Available-For-Sale	—	—	—	—	—	—	(438)	(438)	—	—	(9,709)	(9,709)
Short-term investments - Held-To-Maturity	—	—	—	—	—	—	(1,315)	(1,315)	—	—	(1,564)	(1,564)
Current income taxes receivable	—	—	(857)	(857)	—	—	(367)	(367)	—	—	(613)	(613)
Long-term investments - Held-To-Maturity	—	—	—	—	—	—	(8,677)	(8,677)	—	—	(8,353)	(8,353)
Long-term investments - Rabbi Trust	—	—	(9,357)	(9,357)	—	—	(9,223)	(9,223)	—	—	(9,036)	(9,036)
Deferred income taxes - non-current	—	—	(528)	(528)	—	—	(500)	(500)	—	—	(452)	(452)
Income taxes payable - current	—	—	413	413	—	—	240	240	—	—	646	646
Income taxes payable - long-term	—	—	3,097	3,097	—	—	3,099	3,099	—	—	3,099	3,099
Deferred income taxes - non-current	—	—	6,004	6,004	—	—	5,484	5,484	—	—	4,918	4,918
Deferred compensation	—	—	9,343	9,343	—	—	9,180	9,180	—	—	9,017	9,017
Total Capital Employed	$84,040	$25,209	$3,817	$113,066	$86,830	$21,676	$3,931	$112,437	$78,572	$17,302	$3,577	$99,451

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CULP Announces Results for Fourth Quarter and Fiscal 2023, Ends Year with Quarterly Sales and Operating Improvement and Higher Cash Position

June 28, 2023

CULP INC.

RETURN ON CAPITAL EMPLOYED BY SEGMENT - CONTINUED

FOR THE TWELVE MONTHS ENDED MAY 1, 2022

Unaudited

(Amounts in Thousands)

	As of the three Months Ended August 1, 2021				As of the three Months Ended May 2, 2021
	Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total
Total assets (3)	$96,846	55,187	60,215	212,248	$97,861	53,875	62,344	214,080
Total liabilities	(21,298)	(39,983)	(21,418)	(82,699)	(22,410)	(38,709)	(23,955)	(85,074)
Subtotal	$75,548	$15,204	$38,797	$129,549	$75,451	$15,166	$38,389	$129,006
Cash and cash equivalents	—	—	(26,061)	(26,061)	—	—	(37,009)	(37,009)
Short-term investments - Available-For-Sale	—	—	(9,698)	(9,698)	—	—	(5,542)	(5,542)
Short-term investments - Held-To-Maturity	—	—	(1,661)	(1,661)	—	—	(3,161)	(3,161)
Current income taxes receivable	—	—	(524)	(524)	—	—	—	—
Long-term investments - Held-To-Maturity	—	—	(6,629)	(6,629)	—	—	(1,141)	(1,141)
Long-term investments - Rabbi Trust	—	—	(8,841)	(8,841)	—	—	(8,415)	(8,415)
Deferred income taxes - non-current	—	—	(455)	(455)	—	—	(545)	(545)
Income taxes payable - current	—	—	253	253	—	—	229	229
Income taxes payable - long-term	—	—	3,365	3,365	—	—	3,326	3,326
Deferred income taxes - non-current	—	—	4,917	4,917	—	—	5,330	5,330
Deferred compensation	—	—	8,795	8,795	—	—	8,365	8,365
Total Capital Employed	$75,548	$15,204	$2,258	$93,010	$75,451	$15,166	$(174)	$90,443

	Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total
Average Capital Employed (2)	$80,088	$18,911	$2,682	$101,681

Notes

(1) Return on average capital employed represents the last twelve months operating income (loss) as of May 1, 2022, divided by average capital employed. Average capital employed does not include cash and cash equivalents, short-term investments Available-For-Sale, short-term and long-term investments Held-To-Maturity, long-term investments – Rabbi Trust, income taxes receivable and payable, noncurrent deferred income tax assets and liabilities, and deferred compensation.

(2) Average capital employed was computed using the five quarterly periods ending May 1, 2022, January 30, 2022, October 31, 2021, August 1, 2021, and May 2, 2021.

(3) Intangible assets and goodwill are included in unallocated corporate for all periods presented and therefore, have no effect on capital employed and return on capital employed for our mattress fabrics and upholstery fabrics segments.

-END-